POWER OF ATTORNEY
Execution of Forms 3, 4 and 5

       Know all by these present, that the undersigned hereby constitutes and appoints each of John Kuhlow, Juli Dorrough, Eric Waters and Rae Millerd, or any of them signing individually, his true and lawful attorney-in-fact to:

   1.	Prepare, execute for and on behalf of the undersigned, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain new or updated codes, passphrases and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; and

   2.	Prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, or owner of greater than ten percent (10%) of the outstanding common stock of J.B. Hunt Transport Services, Inc., an Arkansas corporation, or any of its affiliates (the "Company"), Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

   3.	Do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and any amendments thereto, and timely file such form or amendment with the SEC and any similar authority, including filing this power of attorney with the SEC; and

   4.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

       This power of attorney shall remain in full force and effect (i) until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to his/her position or interest in the Company, or (ii) with respect to any individual attorney-in-fact, until such attorney-in-fact is no longer employed by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the ________ day of _________________, 2022.


DAVID KEEFAUVER





Power of Attorney / Execution of Forms 3, 4 and 5 - Page 2